Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statement (Form S-8 No. 333-147186) of Navios Maritime Holdings Inc. ;

(b)	Registration Statement (Form S-8 No. 333-202141) of Navios Maritime Holdings Inc ; and

(c)	Registration Statement (Form S-8 No. 333-222002) of Navios Maritime Holdings Inc.

of our report dated April 12, 2022, with respect to the consolidated financial statements of Navios Maritime Partners L.P., included in Exhibit 15.3 to this Annual Report (Form 20-F) of Navios Maritime Holdings Inc. for the year ended December 31, 2021.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 14, 2022